Exhibit 3
EXECUTION COPY
REGISTRATION RIGHTS AGREEMENT
BY AND AMONG
DUFF & PHELPS CORPORATION
and
the HOLDERS, as defined herein
Dated as of October 3, 2007

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Section 3.6 Specific Performance	25
Section 3.7 Assignment; Successors	25
Section 3.8 No Third-Party Rights	25
Section 3.9 Section Headings	25
Section 3.10 Execution in Counterparts	25

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EXECUTION COPY
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of October 3, 2007, by and among Duff & Phelps Corporation, a Delaware corporation (the “Company”) and the Holders (as defined herein).
W I T N E S S E T H:
     WHEREAS, the Holders are Beneficial Owners of Registrable Securities (as defined herein).
     WHEREAS, the Company desires to provide the Holders with registration rights with respect to the Registrable Securities held by the Holders.
     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND OTHER MATTERS
     Section 1.1 Definitions. Capitalized terms used in this Agreement without other definition shall, unless expressly stated otherwise, have the meanings specified in this Section 1.1:
          (a) “Affiliate” shall mean any person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as defined below).
          (b) “Agreement” has the meaning ascribed to such term in the preamble.
          (c) “Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.
          (d) “Board” means the Board of Directors of the Company.

          (e) “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Duff & Phelps Corporation, as filed with the Delaware Secretary of State on August 31, 2007.
          (f) “Class A Common Stock”means the Class A common stock, par value $0.01 per share of Duff & Phelps Corporation.
          (g) “Class B Shares” means the Class B common stock, par value $0.0001 per share of Duff & Phelps Corporation.
          (h) “Common Stock” means Class A Common Stock and Class B Shares.
          (i) “Company” has the meaning ascribed to such term in the preamble.
          (j) “Demand Notice” has the meaning ascribed to such term in Section 2.2(a).
          (k) “Demand Registration” means the registration under the Securities Act of all or any portion of the Registrable Securities specified in the Demand Notice.
          (l) “DPA” means Duff & Phelps Acquisitions, LLC, a Delaware limited liability company.
          (m) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          (n) “Exchange Agreement” means that certain Exchange Agreement, dated as of October 3, 2007, among the Company, DPA and the members.
          (o) “Fifth Anniversary ” means the five-year anniversary of the date of closing of the IPO.
          (p) “First Anniversary ” means the one-year anniversary of the date of pricing of the IPO.
          (q) “Governmental Authority” means any national, local or foreign (including U.S. federal, sta te or local) or supranational (including European Union)

governmental, judicial, administrative or regulatory (including self-regulatory) agency, commission, department, board, bureau, entity or authority of competent jurisdiction.
          (r) “Holder”means any persons that are beneficial owners of Registrable Securities.
          (s) “Indemnified Parties” has the meaning ascribed to such term in Section 2.11.
          (t) “IPO” means the initial public offering of the Class A Common Stock.
          (u) “IPO Date” means the closing date of the IPO of the Class A Common Stock.
          (v) “LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement, as amended, of Duff & Phelps Acquisitions, LLC.
          (w) “Lovell Holders” means, collectively LM Duff Holdings, LLC, Lovell Minnick Equity Partners LP and any transferee of Registrable Securities from such Lovell Holders.
          (x) “Maximum Offering Size” has the meaning ascribed to such term in 2.3(d).
          (y) “New Class A Units” means the New Class A Units of Duff & Phelps Acquisitions LLC issued pursuant to the LLC Agreement.
          (z) “Piggyback Registration” means the registration under the Securities Act of Registrable Securities on a registration statement initially intended to register any equity securities of the Company (other than a registration on Form S-8, or any successor Forms, or, with respect to the Lovell Holders and the Vestar Holders, a registration that is pursuant to a Demand Registration made by either the Lovell Holders or the Vestar Holders), whether or not for sale for the Company’s own account.
          (aa) “Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.9(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of the Company, including counsel for the Company, (ix) reasonable fees, out-of-pocket costs and expenses of one counsel to the selling shareholders; provided, however, that each of the Lovell Holders, the Vestar Holders and the Shinsei Holders may engage their own counsel in any registration or marketing of securities involving securities of the Company held by them and the Company shall pay the reasonable fees and expenses of such counsel up to $50,000, (x) fees and expenses in connection with any review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the reasonable fees and expenses of any counsel thereto, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of-pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 2.9(l).
          (bb) “Registrable Securities” shall mean shares of Class A Common Stock that are issuable upon the exchange of New Class A Units and cancellation of Class B Shares pursuant to the Exchange Agreement. For purposes of this Agreement, (i) Registrable Securities shall also include (A) any shares of Class A Common Stock acquired or owned by any Shinsei Holders and (B) any shares of Class A Common Stock acquired or owned by any of the Lovell Holders or Vestar Holders after the IPO Date provided such Lovell Holders and Vestar Holders are each, respectively, Affiliates of the Company, (ii) Registrable Securities shall cease to be Registrable Securities when a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement and (iii) the Registrable Securities of a holder shall not be deemed to be Registrable Securities at any time when the entire amount of such Registrable Securities proposed to be sold by in a single sale constitutes less than 1% of the then outstanding shares of Class A Common Stock or, in the written opinion of counsel satisfactory to the Company, in its reasonable judgment, may be sold to the public pursuant to Rule 144(k) (or any successor provision then in effect) under the Securities Act in any three-month period or any such Registrable Securities have been sold in a sale made pursuant to Rule 144 of the Securities Act.
          (cc) “SEC” means the Securities and Exchange Commission.
          (dd) “Second Anniversary” means the two-year anniversary of the date of pricing of the IPO.
          (ee) “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          (ff) “Shinsei Holders” means Shinsei Bank, Limited and any transferees of Registrable Securities from Shinsei Bank, Limited.
          (gg) “Stockholders Agreement” means the Stockholders Agreement by and among the Company, DPA and Shinsei Bank, Limited, dated September 5, 2007.
          (hh) “Subsidiary” means, with respect to any person, any corporation, limited liability company, company, partnership, trust, association or other legal entity or organization of which such person (either directly or through one or more subsidiaries of such person) (a) owns, directly or indirectly, a majority of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, trust, association or other legal entity or organization, or (b) is otherwise entitled to exercise (1) a majority of the voting power generally in the election of the board of directors or other governing body of such corporation, limited liability company, partnership, trust, association or other legal entity or organization or (2) control of such corporation, limited liability company, partnership, trust, association or other legal entity or organization.
          (ii) “Transfer” means, in respect of any Class B Shares, New Class A Units, shares of Class A Common Stock, property or other asset, any sale, assignment, transfer, distribution or other disposition thereof, whether voluntarily or by operation of Law.
          (jj) “Underwritten Offering” means a firm committment underwritten public offering pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Forms S-4 or S-8 or any similar or successor form.
          (kk) “Vestar Holders” means, collectively, Vestar Capital Partners IV, L.P., Vestar/D&P Holdings LLC and any transferee of Registrable Securities from such Vestar Holders.

     Section 1.2 Definitions Generally. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. When used herein:
          (a) the word “or” is not exclusive;
          (b) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;
          (c) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;
          (d) the word “person” means any individual, corporation, limited liability company, trust, joint venture, association, company, partnership or other legal entity or a government or any department or agency thereof or self-regulatory organization; and
          (e) all section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.
ARTICLE II
REGISTRATION RIGHTS
     Section 2.1 Shelf Registration.
          (a) Upon the earlier of (i) the expiration of any lock-up period following the completion of the Company’s second registered, Underwritten Offering following the IPO and (ii) the Second Anniversary, if any Holder so requests, or at any time after one (1) year following the IPO Date, if the Shinsei Holders so request, the Company shall use its reasonable best efforts to cause to be filed under the Securities Act with the SEC, a registration statement relating to sales of all Registrable Securities for which the Company has received notice to include in such registration statement, pursuant to Rule 415 promulgated under the Securities Act, or any similar rule that may be adopted by the SEC (a “Shelf-Registration”); provided, however, that in no event shall the Company be obligated to file a Shelf Registration prior to the later of the First Anniversary and such time as the Company is eligible to use Form S-3; provided, further, that, with respect to the Shinsei Holders, the Company shall not be obligated to file a

Shelf Registration (i) after the Fifth Anniversary, or (ii) if (based on the then-current market prices) the number of shares of Registrable Securities specified in such notice would not yield gross proceeds to the selling stockholders of at least $5,000,000.
          (b) Whenever the Company is required by this Section 2.1 to use its reasonable best efforts to effect the registration of Registrable Securities on Form S-3, each of the procedures and requirements of Section 2.9 hereof shall apply to such registration. The Company shall maintain the effectiveness of such Shelf Registration until the earlier of the date on which (i) all of the Registrable Securities included thereon has been sold, or (ii) until such Registrable Securities are no longer Registrable Securities. If, in connection with any intended offering off of a Shelf Registration, a managing underwriter advises the Company in writing that, in its view, the number of shares of Registrable Securities to be included in the Shelf Registration exceeds the number that can be included without having a material adverse effect on the Company, then, there shall be no limitation on the number of Shelf Registrations that the Company is obligated to effect under this Section 2.1 to cover all of the Registrable Securities then outstanding, either by the filing of a new Shelf Registration or through the addition of Registrable Securities to an existing Shelf Registration by prospectus supplement or otherwise; provided, however, that the Company shall not be required to file more than one registration statement on Form S-3 in any three-month period pursuant to this Section 2.1; provided, further, that, with respect to the Shinsei Holders, the Company shall not be required to file more than two registration statements on Form S-3 in any twelve-month period pursuant to this Section 2.1.
          (c) Upon notice to the Holders, the Company may postpone effecting a registration pursuant to this Section 2.1 for a reasonable time specified in such notice but not exceeding 75 days from the receipt of such notice, if (i) the Company’s Board of Directors (the “Board”) shall determine in good faith that effecting the registration would materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Board resolves in good faith would not be in the best interests of the Company.
          (d) Upon notice to the Holders, the Company may terminate an existing Shelf Registration pursuant to this Section 2.1, if (i) the Company’s Board of Directors (the “Board”) shall determine in good faith that the existence of the Shelf Registration has a material adverse effect on the Company or (ii) the Company is in possession of material non-public information the disclosure of which the Board resolves in good faith would not be in the best interests of the Company.
     Section 2.2 Lovell Holders and Vestar Holders Demand Registration.
          (a) If on or after the 150th day after the IPO, the Company shall receive a written request (a “Demand Notice”) from either of the Lovell Holders or the Vestar Holders that the Company effect a Demand Registration, specifying the intended method of disposition thereof, then the Company shall use its reasonable best efforts to effect within 60 days of such

Demand Notice (but in the event that such Demand Notice is delivered between the 150th and 180th day after the IPO, on or before the 240th day after the IPO), subject to the restrictions in Section 2.2(d), the registration under the Securities Act of the Registrable Securities for which the Lovell Holders and Vestar Holders have requested registration under this Section 2.2, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided, however, that, subject to the provisions of the Exchange Agreement governing restrictions on transfer, (i) the Company shall not be required to file the registration statement related to such Demand Registration prior to expiration of the Initial Lock-Up Period (as defined in the Exchange Agreement) and (ii) the parties hereto shall take all reasonable steps to prevent any public disclosure related to the exercise of the Demand Registration or preparation of the registration statement related to such Demand Registration prior to the expiration of the Initial Lock-Up Period. Notwithstanding the foregoing, (i) the Lovell Holders and Vestar Holders shall collectively be entitled to three Demand Registrations pursuant to this Section 2.2 up to the Second Anniversary and (ii) in the event the Company is not eligible to use Form S-3 at any time beginning on or after the Second Anniversary and ending on (and including) the last day of the 30th month following the IPO, the Lovell Holders and Vestar Holders shall each be entitled to one Demand Registration during such six month period, provided, that, in any event, the Lovell Holders and Vestar Holders shall be entitled to no more than one Demand Registration in the aggregate during any three-month period and (iii) if either the Lovell Holders or Vestar Holders provide a Demand Notice, the Company shall give written notice to the Lovell Holders if a Vestar Holder made the demand or the Vestar Holders if a Lovell Holder made the demand, informing them of such Demand Registration and giving such Holders ten days to respond with a written request to include Registrable Securities in such Demand Registration. Such Demand Notice will account for a single Demand Registration.
          (b) At any time prior to the effective date of a registration statement relating to any registration, the Lovell Holders or the Vestar Holders who elected to participate in a Demand Registration pursuant to this Section 2.2, in their individual capacities, may revoke all or part of such Demand Registration request by providing a notice to the Company revoking such request.
          (c) Upon notice to the Lovell Holders and Vestar Holders, the Company may postpone effecting a registration pursuant to this Section 2.2 on one occasion during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 75 days after the receipt of such notice, if (i) the Company’s Board of Directors shall determine in good faith that effecting the registration would materially and adversely affect an offering of securities of such company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company believes in good faith would not be in the best interests of the Company.
          (d) Notwithstanding any provision in this Section 2.2 or elsewhere in this Agreement, and subject to Section 2.3, no provision relating to the registration of Registrable

Securities shall be construed as permitting any Holder, other than the Lovell Holders or Vestar Holders, to make a Demand Registration prior to the Second Anniversary.
     Section 2.3 Shinsei Holders Demand Registration.
          (a) If on or after the date that is one (1) year from the date of the Stockholders Agreement, the Company shall receive a Demand Notice from the Shinsei Holders that the Company effect a Demand Registration for all or any portion of the Registrable Securities specified in such Demand Notice, specifying the intended method of disposition thereof, then the Company shall use its reasonable best efforts to effect within 60 days of such Demand Notice, subject to the restrictions of Section 2.3(c), the registration under the Securities Act of the Registrable Securities for which the Shinsei Holders have requested registration under this Section 2.3, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided, that the Company shall have no obligation to register such shares of Registrable Securities pursuant to this Section 2.3 if (based on the then-current market prices) the number of shares of Registrable Securities specified in such notice would not yield gross proceeds to the selling stockholders of at least $5,000,000. At any time prior to the effective date of a registration statement relating to any registration, the Shinsei Holders who elected to participate in a Demand Registration pursuant to this Section 2.3, in their individual capacities, may revoke all or part of such Demand Registration request by providing a notice to the Company revoking such request.
          (b) Subject to the provisions of Section 2.3(a), the Shinsei Holders shall be entitled to request an aggregate of two (2) Demand Registrations, provided, that the Shinsei Holders shall be entitled to no more than one Demand Registration during any six-month period.
          (c) Upon notice to the Shinsei Holders, the Company may postpone effecting a registration statement for a Demand Registration pursuant to this Section 2.3 on one occasion during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 75 days after receipt of the notice, if (i) the Company’s Board of Directors shall determine in good faith that effecting the registration would materially and adversely affect an offering of securities of such company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company believes in good faith would not be in the best interests of the Company.
          (d) If a Demand Registration made pursuant to this Section 2.3 involves an Underwritten Offering in which the Company is selling and the managing underwriter advises the Company and the Shinsei Holders that, in its view, the number of shares of common equity securities requested to be included in such registration exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

          (i) first, all Registrable Securities requested to be registered in the Demand Registration by the Shinsei Holders and all Registrable Securities proposed to be registered for the account of any Lovell Holders and Vestar Holders pursuant to the Piggyback Registration rights set forth in Section 2.5 hereof, pro rata among such Shinsei Holders, Lovell Holders and Vestar Holders based on the respective amounts of Registrable Securities held by such Shinsei Holders, Lovell Holders and Vestar Holders and available for sale;
          (ii) so much of the Company securities proposed to be registered for the account of the Company; and
          (iii) third, all Registrable Securities proposed to be registered for the account of any other Holders, ratably among such Holders based on the respective amounts of Registrable Securities held by such Holders, pursuant to any Piggyback Registration rights, other than the Piggyback Registration rights set forth in Section 2.5 hereof.
     Section 2.4 Priority on Demand Registration. If a Demand Registration made pursuant to Section 2.2 involves an Underwritten Offering and the managing underwriter advises the Company in writing that, in its view, the number of shares of Registrable Securities requested to be included in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:
          (a) If the registration statement filed pursuant to a Demand Registration is declared effective on or after the 180th day and before the Second Anniversary,
          (i) first, all Registrable Securities requested to be registered in the Demand Registration by any Lovell Holders and Vestar Holders and, if applicable, all Registrable Securities proposed to be registered for the account of the Shinsei Holders pursuant to the Piggyback Registration rights set forth in Section 2.6 hereof, pro rata, among such Lovell Holders and Vestar Holders and, if applicable, the Shinsei Holders based on the respective amounts of Registrable Securities held by such Lovell Holders and Vestar Holders and, if applicable, the Shinsei Holders, and available for sale;
          (ii) second, so much of the Company securities proposed to be registered for the account of the Company; and
          (iii) third, all Registrable Securities proposed to be registered for the account of any other Holders, ratably among such Holders based on the respective amounts of Registrable Securities held by such Holders, pursuant to any Piggyback Registration rights, other than the Piggyback Registration rights set forth in Section 2.6 hereof.
          (b) If the registration statement filed pursuant to a Demand Registration is declared effective any time between the Second Anniversary and on or before the last day of the 42nd month following the IPO, and the combined aggregate number of Registrable Securities held by the Lovell Holders and the Vestar Holders is no less than 50% of the total number of Registrable Securities held by the Lovell Holders and Vestar Holders immediately following the redemption contemplated to occur in connection with the IPO,
          (i) first, all Registrable Securities requested to be registered in the Demand Registration by any Lovell Holders and Vestar Holders and, if applicable, all Registrable Securities proposed to be registered for the account of the Shinsei Holders pursuant to the Piggyback Registration rights set forth in Section 2.6 hereof, pro rata among such Lovell Holders, Vestar Holders and the Shinsei Holders based on the respective amounts of Registrable Securities held by them and available for sale, in such amount that for every two Registrable Securities requested to be registered by such Lovell Holder, Vestar Holder or Shinsei Holder and accepted for inclusion in the Demand Registration, the remaining Holders shall have been accepted for inclusion in the Demand Registration one Registrable Security requested to be registered by such Holders; and
          (ii) second, any securities proposed to be registered by the Company or any securities proposed to be registered for the account of any other persons, with such priorities among them as the Company shall determine.
          (c) If (x) the registration statement filed pursuant to a Demand Registration is declared effective any time between the Second Anniversary and on or before the last day of the 42nd month following the IPO, and the combined aggregate number of Registrable Securities held by the Lovell Holders and the Vestar Holders is less than 50% of the total number of Registrable Securities held by the Lovell Holders and Vestar Holders immediately following the redemption contemplated to occur in connection with the IPO, or (y) the registration statement pursuant to a Demand Registration is declared effective after the last day of the 42nd month following the IPO:
          (i) first, all Registrable Securities requested to be registered in the Demand Registration by any Lovell Holders, Vestar Holders, Shinsei Holders and any other Holder who so requests to have Registrable Securities registered in such Demand Registration, pro rata, based on the number of Registrable Securities available for sale (after giving effect to any transfer restrictions relating to such Registrable Securities) by each respective Holder; and

          (ii) second, any securities proposed to be registered by the Company or any securities proposed to be registered for the account of any other persons, with such priorities among them as the Company shall determine.
          (d) Notwithstanding any provision in this Section 2.4 or elsewhere in the Agreement, no Registrable Securities proposed to be registered for the account of the Shinsei Holders pursuant to the Piggyback Registration rights set forth in Section 2.6 hereof shall be included in any registration statement prior to the expiration of the restrictions on transfer applicable to such Registrable Securities.
     Section 2.5 Lovell Holders and Vestar Holders Piggyback Registration.
          (a) If, subject to the provisions of the Exchange Agreement governing restrictions on transfer, on or after the 180th day after the IPO the Company proposes at any time to register any of its equity securities under the Securities Act (other than a registration on Form S-8 or S-4, or any successor forms, or a registration that is related to a Demand Registration made by either the Lovell Holders or the Vestar Holders which are addressed in Section 2.2 above), whether or not for sale for its own account, the Company shall each such time give prompt notice at least 15 business days prior to the anticipated filing date of the registration statement relating to such registration to the Lovell Holders and Vestar Holders which notice shall set forth the Lovell Holders’ and Vestar Holders’ rights under this Section 2.5 and shall offer the Lovell Holders and Vestar Holders the opportunity to include in a Piggyback Registration the number of Registrable Securities of the same class or series as those proposed to be registered as the Lovell Holders and Vestar Holders may request, subject to the provisions of this Section 2.5(a) and 2.5(b). Upon the request of the Lovell Holders and Vestar Holders made within seven business days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities, if any, intended to be registered by the Lovell Holders and Vestar Holders), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Holders to the extent necessary to permit the disposition of the Registrable Securities so to be registered, provided that (i) if such registration involves an Underwritten Offering, the Lovell Holders and Vestar Holders must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, as applicable, and (ii) if, at any time after giving notice of its intention to register any securities pursuant to this Section 2.5(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to the Lovell Holders and Vestar Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 2.5 shall relieve the Company of its obligations to effect the Shelf Registration to the extent required by Section 2.1 or a Demand Registration to the extent required by Sections 2.2. There shall be no limitation on the number of Piggyback Registrations that the Company shall be required to effect under this Section 2.5; provided, however, that no Piggyback Registration under this Section 2.5 shall require the Company to effectuate a Shelf Registration.

          (b) Notwithstanding any provision in this Section 2.5 or elsewhere in this Agreement, no provision relating to the registration of Registrable Securities shall be construed as permitting the Lovell Holders and Vestar Holders to effect a transfer of securities that is otherwise expressly prohibited by the terms of any applicable agreement between the Lovell Holders and Vestar Holders and the Company or any of its subsidiaries. The Company shall not be obligated to provide notice or afford Piggyback Registration to the Lovell Holders and Vestar Holders pursuant to this Section 2.5 unless some or all of the Lovell Holders’ and Vestar Holders’ Registrable Securities are permitted to be transferred under the terms of applicable agreements between the Lovell Holders and Vestar Holders and the Company or any of its subsidiaries.
          (c) At any time prior to the effective date of the registration statement relating to such registration, the Lovell Holders and Vestar Holders may revoke such Piggyback Registration request by providing a notice to the Company revoking such request.
          (d) Notwithstanding any provision in this Section 2.5 or elsewhere in the Agreement, the Company shall be entitled to elect to effect the registration under the Securities Act of all of the Registrable Securities held by the Lovell Holders and Vestar Holders in any individual Piggyback Registration, subject to the right of the Lovell Holders and Vestar Holders, in their individual capacities, to revoke all or a portion of their respective Piggyback Registration request pursuant to Section 2.5(c).
          (e) Notwithstanding any provision in this Section 2.5 or elsewhere in the Agreement, the provisions of this Section 2.5 shall also apply to all Holders other than the Lovell Holders and Vestar Holders until the earlier to occur of the effectiveness of a Shelf Registration pursuant to Section 2.1(a) or the Second Anniversary (the “Other Holder Piggyback Period”). During the Other Holder Piggyback Period, each such notice required under this Section 2.5 shall also be given to all Holders other than the Lovell Holders and Vestar Holders. Nothing in this Section 2.5(e) is intended to affect in any respect the rights of the Vestar Holders or the Lovell Holders under this Section 2.5.
     Section 2.6 Shinsei Holders Piggyback Registration.
          (a) From and after the IPO Date and until the later of (i) the Fifth Anniversary, and (ii) such time as no piggyback rights are held by either the Lovell Holders or the Vestar Holders pursuant to Section 2.5 of this Agreement, whenever the Company proposes to register any of its equity securities under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto), whether for its own account or for the account of one or more stockholders of the Company, the Company shall each such time give prompt written notice at least 15 business days prior to the anticipated filing date of the registration statement relating to such registration to all Shinsei Holders, which notice shall set forth the Shinsei Holders’ rights under this Section 2.6 and shall offer the Shinsei Holders the opportunity to include in such Piggyback Registration the number of Registrable Securities of the same class or series as those proposed to be registered as the Shinsei Holders may request, subject to the provisions of Sections 2.6(a) and 2.6(b). Upon the request of the Shinsei Holders made within seven (7) business days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities, if any, intended to be registered by the Shinsei Holders), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Shinsei Holders to the extent necessary to permit the disposition of the Registrable Securities so to be registered, provided that (i) if such registration involves an Underwritten Offering, the Shinsei Holders must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, as applicable, and (ii) if, at any time after giving notice of its intention to register any securities pursuant to this Section 2.6(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to the Shinsei Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 2.6 shall relieve the Company of its obligations to effect a Shelf Registration to the extent required by Section 2.1 or a Demand Registration to the extent required by Section 2.3. There shall be no limitation on the number of Piggyback Registrations that the Company shall be required to effect under this Section 2.6; provided, however, that no Piggyback Registration under this Section 2.6 shall require the Company to effectuate a Shelf Registration.
          (b) Notwithstanding any provision in this Section 2.6 or elsewhere in this Agreement, no provision relating to the registration of Registrable Securities shall be construed as permitting the Shinsei Holders to effect a transfer of securities that is otherwise expressly prohibited by the terms of any applicable agreement between the Shinsei Holders and the Company or any of its subsidiaries. The Company shall not be obligated to provide notice or afford Piggyback Registration to the Shinsei Holders pursuant to this Section 2.6 unless some or all of the Shinsei Holders’ Registrable Securities are permitted to be transferred under the terms of applicable agreements between the Shinsei Holders and the Company or any of its subsidiaries.
          (c) At any time prior to the effective date of the registration statement relating to such registration, the Shinsei Holders may revoke such Piggyback Registration request by providing a notice to the Company revoking such request.
          (d) Notwithstanding any provision in this Section 2.6 or elsewhere in the Agreement, the Company shall be entitled to elect to effect the registration under the Securities Act of all of the Registrable Securities held by the Shinsei Holders in any individual Piggyback Registration, subject to the right of the Shinsei Holders, in their individual capacities, to revoke all or a portion of their respective Piggyback Registration request pursuant to Section 2.6(c).

     Section 2.7 Priority on Piggyback Registrations.
          (a) If a Piggyback Registration (that is not related to a Demand Registration made by the Lovell Holders, the Vestar Holders or the Shinsei Holders) involves an Underwritten Offering and the managing underwriter advises the Company, that, in its view, the number of Registrable Securities that any eligible Holders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:
          (i) first, so much of the Company securities proposed to be registered for the account of the Company
          (ii) second, all Registrable Securities requested to be registered in the Piggyback Registration by the Shinsei Holders, the Lovell Holders and the Vestar Holders, pro rata, based on the number of Registrable Securities available for sale (after giving effect to any transfer restrictions relating to such Registrable Securities); and
          (iii) third, all Registrable Securities proposed to be registered for the account of any other Holders, ratably among such Holders based on the respective amounts of Registrable Securities held by such Holders as determined by the Company.
     Section 2.8 Lock-Up Agreements. If any registration of Registrable Securities shall be effected in connection with a Underwritten Offering, neither the Company nor any Holder shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any shares of Common Stock or other security of the Company (except as part of such Underwritten Offering) until the earliest of (i) 180 days following the effective date of the registration statement in connection with the IPO, (ii) 90 days following other registrations of Registrable Securities pursuant to this Agreement, (iii) with respect to the Holders generally, such shorter time as may be agreed to by the underwriters with respect to any one Holder, and (iv) such time as members of management agree to with the underwriters with respect to the public sale or distribution of securities held by members of management.
     Section 2.9 Registration Procedures. Whenever the Company is required to effect a registration hereunder (or, as applicable, requested to assist in connection with a sale under a shelf registration statement), the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as practicable, and, in connection with any such request, as applicable:
          (a) The Company shall as expeditiously as reasonably practicable prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to (i) cause such filed registration statement to become and remain effective, and (ii) promptly update such registration statement so that it does not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, until all of the Registrable Securities included in such registration statement shall have actually been sold thereunder; provided that, at the request of any Holder, the intended method of distribution relating to the sale of the Registrable Securities to be registered thereunder shall provide for individual Holders to be named as selling stockholders under such registration statement.
          (b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each Holder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to each Holder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as a Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder. The Holders shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to the Holders, and the Company shall use its reasonable best efforts to comply with such request, provided, however, that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
          (c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify the Holders of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable best efforts to prevent the entry of such stop order or to remove it if entered.
          (d) The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Holders reasonably (in light of the Holders’ intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable a Holder to consummate the disposition of the Registrable Securities owned by such Holder, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.9(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.
          (e) The Company shall immediately notify the Holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to the Holders and file with the SEC any such supplement or amendment.
          (f) The Company shall select an underwriter or underwriters in connection with any Underwritten Offering; provided that, in the event of a Demand Registration requested by the Lovell Holders or the Vestar Holders, such underwriter or underwriters shall be selected by the Lovell Holders or the Vestar Holders, as the case may be, with the consent of the Company (which consent shall not be unreasonably withheld). In connection with any Underwritten Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Underwritten Offering, including, to the extent necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the FINRA.
          (g) Subject to the execution of confidentiality agreements satisfactory in form and substance to the Company in the exercise of its good faith judgment, the Company will give to the Holders, their counsel and accountants (i) reasonable and customary access to its books and records, that, in the opinion of the Board are pertinent corporate documents, and (ii) such opportunities to discuss the business of the Company with its directors, officers, employees, counsel and the independent public accountants who have certified its financial statements, as shall be appropriate, in the reasonable judgment of counsel, to the Holders, to enable them to exercise its due diligence responsibility.
          (h) The Company shall use its reasonable best efforts to furnish to the Holders and to each such underwriter, if any, a signed counterpart, addressed to the Holders or such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the Holder and the underwriters reasonably request.

          (i) Each Holder shall promptly furnish in writing to the Company such information regarding such Holder that is reasonably necessary for the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information regarding such Holder as may be legally required or advisable in connection with such registration.
          (j) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.9(e), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Holder’s Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.9(e), and, if so directed by the Company, such Holders shall destroy all copies, other than any permanent file copies then in such Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.9(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.9(e) to the date when the Company shall make available to the Holders a prospectus supplemented or amended to conform with the requirements of Section 2.9(e).
          (k) The Company shall use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.
          (l) The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.
          (m) The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of Registrable Securities contemplated hereby.
     Section 2.10 Registration Restrictions. Nothing in this Agreement shall be construed as to violate the restrictions set forth in Section 2.1 and Section 2.6 of the Exchange Agreement and no registration of Registrable Securities in violation of such provisions shall be effectuated.
     Section 2.11 Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article II, the Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, each Holder, each affiliate of such Holder and its members and managing members (including any director, officer, affiliate, employee, agent and controlling person of any of the foregoing, if applicable), each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the “Indemnified Parties”), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorney’s fees and reasonable expenses of investigation) to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company with respect to such seller through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof.
     Section 2.12 Indemnification by the Holders. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with this Article II, that the Company shall have received an undertaking reasonably satisfactory to it from the participating Holders or any underwriter to indemnify and hold harmless, severally and not jointly, the Company and all other prospective sellers of Registrable Securities with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such seller through an instrument duly executed by such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or the Holders, or any of their respective affiliates, directors, officers or controlling persons and shall survive the transfer of such securities by such person. In no event shall the liability of the Holders hereunder be greater in amount than the dollar amount of the proceeds received by the Holders upon the sale of the Registrable Securities giving rise to such indemnification obligation.
     Section 2.13 Conduct of Indemnification Proceedings. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article II, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article II, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
     Section 2.14 Contribution. If the indemnification provided for in this Article II from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 2.14 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall the liability of the Holders hereunder be greater in amount than the dollar amount of the proceeds received by the Holders upon the sale of the Registrable Securities giving rise to such indemnification obligation.
     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.14 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Section 2.15 Underwritten Offering.
          (a) A Holder may not participate in any Underwritten Offering hereunder unless such Holder (A) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Lovell Holders and Vestar Holders with respect to any Underwritten Offering pursuant to Section 2.2, or by the Shinsei Holders with respect to any Underwritten Offering pursuant to Section 2.3, or by the Company with respect to any Underwritten Offering pursuant to Sections 2.5 or 2.6 and (B) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.
          (b) If Registrable Securities are to be sold in a Underwritten Offering, the Company agrees to include in the registration statement, or in the case of a Shelf Registration, a prospectus supplement, to be used all such information as may be reasonably requested by the underwriters for the marketing and sale of such Registrable Securities.
     Section 2.16 Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and a Holder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or Governmental Authority other than the Securities Act.
     Section 2.17 Rule 144 Information/Exchange Act Reporting. With (i) a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, and (ii) to keep any registration statement on Form S-3 filed pursuant hereto effective, the Company agrees to: (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (c) furnish to each Holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Securities without registration.
     Section 2.18 No Transfer of Registration Rights. Unless the Lovell Holders or the Vestar Holders transfer, respectively, all or any portion of their rights as beneficial owners of New Class A Units and Class B Shares to another person or an affiliate in accordance with the terms of the LLC Agreement, or the Shinsei Holders transfer all or any portion of their rights as beneficial owners of Class A Shares to another person or an affiliate in accordance with the terms of the Stockholders Agreement, none of the rights of the Holders under this Article II shall be assignable by any Holder to any person acquiring securities.
     Section 2.19 Parties in Interest. Each Holder shall be entitled to receive the benefits of this Agreement and shall be bound by the terms and provisions of this Agreement by reason of its election to participate in a registration under this Article II. To the extent

Registrable Securities are effectively transferred in accordance with Section 2.18, the transferee of such Registrable Securities shall be entitled to receive the benefits of this Agreement and shall be bound by the terms and provisions of this Agreement upon becoming bound hereby pursuant to Section 3.1(b).
     Section 2.20 Mergers, Recapitalizations, Exchanges or Other Transactions Affecting Registrable Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to the Registrable Securities, to any and all securities or capital stock of the Company or any successor or assign of any such person (whether by merger, amalgamation, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Registrable Securities, by reason of any dividend, split, issuance, reverse split, combination, recapitalization, reclassification, merger, amalgamation, consolidation or otherwise.
     Section 2.21 Registration Expenses. The Company shall pay all Registration Expenses promptly upon request for payment or reimbursement therefore in connection with any registration, request for registration, or Underwritten Offering of Registrable Securities hereunder. The obligation to pay the Registration Expenses shall apply irrespective of whether a registration, once properly demanded, becomes effective, is delayed, withdrawn or suspended, or in the case of an Underwritten Offering is consummated.
     Section 2.22 No Inconsistent Agreements. The Company has not and shall not enter into any agreement with respect to the Company’s securities that is inconsistent with the rights granted to the Holders under this Agreement or that otherwise conflicts with the provisions hereof. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any Common Stock or Common Stock equivalents. Unless otherwise consented to in writing by holders of a majority of the Registrable Securities held by each of (i) the Vestar Holders, (ii) the Lovell Holders and (iii) the Shinsei Holders, the following terms shall apply to any grant by the Company to any person (an “Other Demanding Party”) of any right to initiate (an “Other Demand Right”) the registration of any Common Stock or Common Stock equivalents (a “Registration”):
          (i) no Other Demand Right shall be granted that will permit an Other Demanding Party the right to demand a Registration at any time prior to the date that is eighteen months after the IPO;
          (ii) in connection with any Other Demand Right the Vestar Holders, the Lovell Holders and the Shinsei Holders will have the right to piggyback on any such Registration and if a Registration pursuant to an Other Demand Right involves an Underwritten Offering and for what ever reason the number of shares requested to be included in such registration exceeds the Maximum Offering Size then the Vestar Holders, the Lovell Holders and the Shinsei Holders shall be given equal priority on a pro rata basis based on the number of shares held by such persons and available for sale in such sale with the Other Demanding Party; and
          (iii) if the Company so elects, the Other Demanding Party may be provided with the right to piggyback on any Demand Registration pursuant to Section 2.2 hereof and/or Section 2.3 hereof and if any such Registration involves an Underwritten Offering and for whatever reason the number of shares requested to be included in such registration exceeds the Maximum Offering Size then the Other Demanding Party shall be given equal priority on a pro rata basis based on the number of shares held by such persons and available for sale in such sale with the “other Holders” or “other persons” pursuant to Section 2.3(d)(iii), 2.4(a)(iii), 2.4(b)(ii) or 2.4(c)(ii) as applicable.
ARTICLE III
MISCELLANEOUS
     Section 3.1 Term of the Agreement; Termination of Certain Provisions.
          (a) The term of this Agreement shall continue until such time as no Registrable Securities are held by any Holder, except that Sections 2.11, 2.12, 2.13, 2.14 and Section 3.3 shall survive.
          (b) Unless this Agreement is theretofore terminated pursuant to Section 3.1(a) hereof, each Holder shall be bound by the provisions of this Agreement with respect to any of its Registrable Securities until such time as such Holder ceases to hold any Registrable Securities. Thereafter, such Holder shall no longer be bound by the provisions of this Agreement.
     Section 3.2 Amendments; Waiver.
          (a) Subject to the limitations set forth in Section 3.2(b), the provisions of this Agreement may be amended only by the holders of a majority of the Registrable Securities.
          (b) Any amendment of this Agreement that may adversely affect the rights of the Lovell Holders, the Vestar Holders or the Shinsei Holders shall require the approval of a majority of each of the Lovell Holders, Vestar Holders and the Shinsei Holders, so adversely affected, respectively.
          (c) In addition to any other vote or approval that may be required under this Section 3.2, any amendment of this Agreement that has the effect of changing the obligations of the Company hereunder to make such obligations materially more onerous to the Company shall require the approval of the Company.
          (d) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective.
     Section 3.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTS OF LAW PRINCIPLES ( OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
     Section 3.4 Notices.
          (a) Any communication, demand or notice to be given hereunder will be duly given (and shall be deemed to be received) when delivered in writing by hand or first class mail or by telecopy to a party at its address as indicated below:
     If to the Company,
Duff & Phelps Corporation
55 East 52nd Street
New York, NY 10055
Attention: General Counsel
Fax: (212) 450-2801
     with a copy (which shall not constitute notice to the Company) to:
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Telephone: (212) 735-3000
Facsimile: (212) 735-2000
Attention: David J. Goldschmidt, Esq.
     If to a Holder,
     to the address and facsimile set forth in the records of the Company.
          (b) Unless otherwise provided to the contrary herein, any notice which is required to be given in writing pursuant to the terms of this Agreement may be given by telecopy.

     Section 3.5 Severability. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.
     Section 3.6 Specific Performance. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any part to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall, subject to Section 3.3, be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may be then available.
     Section 3.7 Assignment; Successors. This Agreement shall be binding upon and inure to the benefit of the respective legatees, legal representatives, successors and assigns of each Holder; provided, however, that a Holder may not assign this Agreement or any of his rights or obligations hereunder, except pursuant to Section 2.18, and any purported assignment in breach hereof by a Holder shall be void; and provided further that no assignment of this Agreement by the Company or to a successor of the Company (by operation of law or otherwise) shall be valid unless such assignment is made to a person which succeeds to the business of such person substantially as an entirety.
     Section 3.8 No Third-Party Rights. Other than as expressly provided herein, nothing in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.
     Section 3.9 Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.
     Section 3.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed or caused to be duly executed this Agreement as of the dates indicated.

DUFF & PHELPS CORPORATION

By: Name:	/s/ Noah Gottdiener Noah Gottdiener
Title:	Chief Executive Officer

LM DUFF HOLDINGS, LLC

By: Lovell Minnick Equity Partners II LP, its Manager

By: Lovell Minnick Equity Advisors II LLC, its General Partner

By: Lovell Minnick Partners LLC, its Managing Member

By:	/s/ Robert Belke
Name: Robert Belke Title: Managing Director

LOVELL MINNICK EQUITY PARTNERS LP

By: Lovell Minnick Equity Advisors LLC, its General Partner

By: Lovell Minnick Partners LLC, its Managing Member

By: Name:	/s/ Robert Belke Robert Belke
Title:	Managing Director
Signature Page to the Registration Rights Agreement

VESTAR CAPITAL PARTNERS IV, L.P.

By: Vestar Associates IV, L.P., its General Partner

By: Vestar Associates Corporation IV, its General Partner

By: Name:	/s/ Sander Levy Sander Levy
Title:	Managing Director

VESTAR/D&P HOLDINGS LLC

By: Name:	/s/ Sander Levy Sander Levy
Title:	Managing Director

SHINSEI BANK, LIMITED

By:	/s/ Edward Gilbert Name: Edward Gilbert
Title: General Manager
Signature Page to the Registration Rights Agreement

ON BEHALF OF EACH OF THE INDIVIDUAL MEMBERS OF DUFF & PHELPS ACQUISITIONS, LLC

NOAH GOTTDIENER

By: Name:	/s/ Noah Gottdiener Noah Gottdiener
Title:	Attorney-In-Fact for the Members

GERARD CREAGH

By: Name:	/s/ Gerard Creagh Gerard Creagh
Title:	Attorney-In-Fact for the Members
Signature Page to the Registration Rights Agreement